Exhibit 99.1

First Bankshares, Inc. and Xenith Corporation Announce Preliminary Results

of Shareholder Voting to Date and Receipt of Approval from the Virginia

State Corporation Commission

SUFFOLK, Va. and RICHMOND, Va., September 25, 2009 – First Bankshares, Inc. (Nasdaq: SUFB; “First Bankshares”) and Xenith Corporation previously announced their intention to merge to form a one-bank holding company operating under the name Xenith Bankshares, Inc. (“Xenith Bankshares”). First Bankshares announced that, as of today, it has received proxies from shareholders holding greater than a majority of First Bankshares’ common stock outstanding on the record date of August 17, 2009, to vote in favor of the merger and related proposals at First Bankshares’ annual meeting of shareholders scheduled for Tuesday, September 29, 2009 at 3:00 p.m., Eastern Time. Xenith Corporation also announced that, as of today, it has received proxies from shareholders holding greater than a majority of Xenith Corporation’s common stock outstanding on the record date of August 19, 2009, to vote in favor of the merger at Xenith Corporation’s special meeting of shareholders scheduled for Tuesday, September 29, 2009 at 10:00 a.m., Eastern Time. The affirmative vote of at least a majority of both First Bankshares’ outstanding common stock and Xenith Corporation’s outstanding common stock is required to approve the merger.

First Bankshares and Xenith Corporation also announced that today the Virginia State Corporation Commission approved Xenith Corporation’s application to acquire control of First Bankshares and the application of BankCap Partners Fund I, L.P. for prior approval of its ownership in the combined company.

The merger is expected to close in the fourth quarter of 2009, but remains subject to certain other regulatory approvals and customary closing conditions. It is a condition to the completion of the merger that the shares of Xenith Bankshares common stock to be issued in the merger be approved for listing on the NASDAQ Capital Market. Currently, First Bankshares and Xenith Corporation believe that the combined company meets all but one of the NASDAQ Capital Market initial listing requirements. NASDAQ requires that the market value of the combined company’s publicly held shares (excluding shares held by directors, executive officers and 10% shareholders) be at least $15 million on the date of NASDAQ approval. As of the close of business on September 24, 2009, the market value of publicly held shares of the combined company was $11.7 million. The market value of publicly held shares of the combined company during the last 30 trading days has ranged from $11.6 million to $16.2 million.

The boards of directors of First Bankshares and Xenith Corporation continue to unanimously support the merger and believe that it is in the best interests of both companies and their respective shareholders.

If the combined company does not satisfy the $15 million threshold and NASDAQ does not approve the listing of Xenith Bankshares’ common stock prior to the respective shareholder meetings of First Bankshares and Xenith Corporation, which are both scheduled for September 29, 2009, then both companies intend to adjourn their respective shareholder meetings until a later date. During this period of adjournment, First Bankshares and Xenith Corporation will continue their efforts to obtain approval from NASDAQ for the listing of Xenith Bankshares’ common stock. However, if NASDAQ approval is not obtained by the time all other conditions to the completion of the merger have been satisfied, First Bankshares and Xenith Corporation intend to waive the closing condition that such shares be listed on NASDAQ. If First Bankshares and Xenith Corporation adjourn their respective shareholder meetings, they will provide additional information to their respective shareholders so that shareholders will have the opportunity to reconsider their votes regarding the merger and related proposals in light of the companies’ intention to waive the NASDAQ closing condition. First Bankshares and Xenith Corporation will also extend the cash election deadline to provide sufficient time for First Bankshares’ shareholders to reconsider their decisions regarding the opportunity to elect cash in exchange for some or all of their shares in connection with the merger.

If NASDAQ approval for the listing of Xenith Bankshares’ common stock is not obtained and the shareholders of both companies approve the merger when their respective shareholder meetings are reconvened, First Bankshares and Xenith Corporation will waive the related closing condition and complete the merger after all other necessary regulatory approvals and closing conditions have been satisfied. Following the completion of the merger, the combined company will continue its efforts to obtain a listing of its shares on the NASDAQ Capital Market.

For more information about Xenith Corporation, please visit: www.xenithbank.com.

For more information about First Bankshares and its subsidiary, SuffolkFirst Bank, please visit: www.suffolkfirstbanks.com.

Additional Information About the Merger and Where to Find It

In connection with the proposed merger, First Bankshares filed with the Securities and Exchange Commission (the “SEC”) a definitive joint proxy statement which was sent on or about August 31, 2009 to the shareholders of First Bankshares and Xenith Corporation seeking their approval of the merger. In addition, First Bankshares may file other relevant documents concerning the proposed merger with the SEC. Security holders are urged to read the definitive joint proxy statement and other relevant documents when they become available because they will contain important information about the proposed merger.

Security holders of First Bankshares may obtain free copies of these documents through the website maintained by the SEC at http://www.sec.gov. Security holders of First Bankshares may also obtain free copies of these documents by directing a request by telephone or mail to First Bankshares, Inc., P.O. Box 1340, Suffolk, Virginia 23439 (telephone: (757) 934-8200) or by accessing these documents at First Bankshares’ website: http://www.suffolkfirstbanks.com under “Investor Relations/SEC Filings/Documents”. Security holders of Xenith Corporation may also obtain free copies of these documents by directing a request by telephone or mail to Xenith Corporation, One James Center, 901 E. Cary Street, Suite 1700, Richmond, Virginia 23219 (telephone: (804) 433-2200). The information on First Bankshares’ website is not, and shall not be deemed to be, a part of this release or incorporated into other filings made with the SEC.

First Bankshares and Xenith Corporation and certain of their respective directors, executive officers and members of management may be deemed to be participants in the solicitation of proxies from the shareholders of First Bankshares and/or Xenith Corporation in connection with the merger. Information about the directors and executive officers of First Bankshares and Xenith Corporation is set forth in the definitive joint proxy statement. Additional information regarding the interests of these participants and other persons who may be deemed participants in the merger may be obtained by reading the definitive joint proxy statement.

Caution Regarding Forward-Looking Statements

This press release contains forward-looking statements. These forward-looking statements include, but are not limited to, statements about (i) the benefits of the merger between First Bankshares and Xenith Corporation, (ii) First Bankshares’ and Xenith Corporation’s plans, obligations, expectations and intentions and (iii) other statements in the press release that are not historical facts. Words such as “anticipates,” “believes,” “intends,” “should,” “expects,” “will,” and variations of similar expressions are intended to identify forward-looking statements. These statements are based on the beliefs of the respective managements of First Bankshares and Xenith Corporation as to the expected outcome of future events and are not guarantees of future performance. These statements involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, and degree of occurrence. Results and outcomes may differ materially from what may be expressed or forecasted in forward-looking statements. Factors that could cause results and outcomes to differ materially include, among others, the ability to obtain required regulatory and shareholder approvals; the ability to complete the merger as expected and within the expected timeframe; the possibility that one or more of the conditions to the completion of the merger may not be satisfied; any event that could give rise to a termination of the merger agreement; disruptions to customer and employee relationships and business operations caused by the merger; changes in local and national economies, or market conditions; changes in interest rates; regulations and accounting principles; changes in policies or guidelines; loan demand and asset quality, including real estate values and collateral values; deposit flows; the impact of competition from traditional or new sources; and the other factors detailed in First Bankshares’ publicly filed documents, including its Annual Report on Form 10-K for the year ended December 31, 2008. First Bankshares and Xenith Corporation assume no obligation to revise, update, or clarify forward-looking statements to reflect events or conditions after the date of this release.